Exhibit 10.1

WAIVER AND AMENDMENT NO. 3
TO AMENDED AND RESTATED CREDIT AGREEMENT AND AMENDMENT TO LENDER WARRANTS AND WARRANT PURCHASE AGREEMENT

This WAIVER AND AMENDMENT NO. 3 TO AMENDED AND RESTATED CREDIT AGREEMENT AND AMENDMENT TO LENDER WARRANTS AND WARRANT PURCHASE AGREEMENT (this “Amendment”), dated as of March 4, 2024 (this “Third Amendment Effective Date”), is entered into by and between Acutus Medical, Inc. (the “Borrower” or the “Company”), and Deerfield Partners, L.P. (“Deerfield Partners”) and Deerfield Private Design Fund III, L.P. (“DPD III” and, together with Deerfield Partners, the “Lenders”), and acknowledged by Wilmington Trust, National Association, as Administrative Agent.

WHEREAS, the Borrower, the Lenders and Administrative Agent are party to that certain Amended and Restated Credit Agreement, dated as of June 30, 2022 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the Borrower, the Lenders from time to time party thereto and Wilmington Trust, National Association, as the Administrative Agent.

WHEREAS, pursuant to the Credit Agreement, the Borrower issued to each Lender a Lender Warrant pursuant to the Warrant Purchase Agreement.

WHEREAS, the Borrower has advised the Lenders of that certain demand for arbitration and statement of claims dated February 16, 2024 from Biotronik SE & Co. KG, Germany and Vasocmed GmBH, Germany made on the Borrower as more fully described in the Borrower’s Form 8-K filed February 8, 2024.

WHEREAS, the Borrower has advised the Lenders that certain Defaults and/or Events of Default may have occurred under the Credit Agreement as specified on Exhibit A attached hereto (collectively, the “Potential Defaults”).

WHEREAS, (i) the Borrower has requested that the Lenders waive any Default or Event of Default that has arisen or may arise from the Potential Defaults based on the information provided to the Lenders, in each case, on or prior to the date hereof (collectively, the “Specified Defaults”), and (ii) the Borrower and the Lenders desire to amend the Credit Agreement, the Lender Warrants and the Warrant Purchase Agreement in certain respects, on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.                   Defined Terms. Capitalized terms used herein (including in the preamble and recitals above) but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Credit Agreement.

2.                   Waiver. Subject to the satisfaction (or waiver) of the conditions precedent set forth in Section 4 hereof, the Lenders signatory hereto hereby agree to waive the Specified Defaults as provided herein (the foregoing waiver, the “Waiver”). The foregoing Waiver is a limited, one-time waiver and, except as expressly set forth herein, shall not be deemed to: (i) constitute a waiver of any other Default or Event of Default, or any other breach of the Credit Agreement or any of the other Loan Documents, whether now existing or hereafter arising, (ii) constitute a waiver of any right or remedy of Administrative Agent or any of the Lenders under the Loan Documents (all such rights and remedies being expressly reserved by administrative Agent and the Lenders), or (iii) establish a custom or course of dealing or conduct by the Lenders, on the one hand, and any Loan Party on the other hand. The Waiver shall not be deemed to constitute a waiver of or consent to any act, omission or breach of the Credit Agreement or any of the other Loan Documents other than the Specified Defaults as provided herein.

3.                   Amendments to Credit Agreement and Lender Warrants; Other Agreements.

a.                   Effective as of the date hereof, the Credit Agreement is hereby amended as follows:

i.	Section 1.1 of the Credit Agreement is hereby amended by adding the following definitions in the appropriate alphabetical order thereto:

“Biotronik Agreements” means, collectively, (i) the Existing Biotronik Agreements and (ii) any other agreement, contract, arrangement or other understanding between the Borrower or any of its Subsidiaries, on the one hand, and any Pending Party, on the other hand (including, without limitation, any agreement replacing or substituting for any of the Existing Biotronik Agreements).

“Existing Biotronik Agreements” means, collectively, (i) that certain License and Distribution Agreement dated as of July 2, 2019, by and among the Borrower, Biotronik SE & Co. KG (“Biotronik”) and VascoMed GmbH, (ii) that certain Global Alliance for Biotronik Product Distribution Agreement dated as of May 11, 2020, by and between the Borrower and Biotronik, (iii) that certain Global Alliance for Acutus Product Distribution Agreement dated as of May 25, 2020, by and between the Borrower and Biotronik, (iv) that certain Feasibility and Development Agreement dated as of June 3, 2021, by and between the Borrower and Biotronik and (v) that certain Manufacturing and Supply Agreement dated as of April 19, 2022, by and between the Borrower and Biotronik, in each case as amended, restated, supplemented or otherwise modified from time to time.

“Pending Arbitration” means that certain arbitration set forth in the demand for arbitration and statement of claims dated February 16, 2024 from Biotronik SE & Co. KG, Germany and VascoMed GmbH.

“Pending Exposure” means, as of any date, the sum of the aggregate amount of (x) fees, costs, disbursements, payments and other expenses paid, incurred, accrued or due or made, or agreed to be made or incurred (whether due or payable immediately, over time or otherwise), in respect of any of the Pending Matters (including, without limitation, legal and other professional fees of the Borrower or any of its Subsidiaries owing to any Person and arising out of or otherwise related to any of the Pending Matters), (y) any judgment, order or award (including, without limitation, pursuant to any settlement, proceeding or otherwise) for the payment of money by the Borrower or any of its Subsidiaries or Affiliates to any Pending Party arising out of or otherwise related to any of the Pending Matters, and (z) any other fees, costs, disbursements, expenditures, payments and other expenses paid, incurred, accrued or due, made, or agreed to be made (whether due or payable immediately, over time or otherwise), to any of the Pending Parties, in respect of any of the Pending Matters or under, or in respect of, any Biotronik Agreement, however structured, in the case of each of clauses (x), (y) and (z), from and after November 8, 2023.

“Pending Matters” means, collectively, any litigation, claims, suits, arbitrations, disputes or other proceedings between the Company and its Subsidiaries, on the one hand, and the Pending Parties, on the other, as described in the Borrower’s Form 8-K filed February 8, 2024 and any other litigation, claims, suits, arbitrations, disputes or other proceedings related thereto or to the subject matter therein and/or between such parties.

“Pending Parties” means, collectively or individually, as the context may require, Biotronik SE & Co. KG, Germany and VascoMed GmbH, and any of their affiliates, including any successors and assigns thereof.

ii.	Section 6.7(a) of the Credit Agreement is hereby amended by adding immediately after the words “Except as described on Schedule 6.7(a) to the Disclosure Letter” the following phrase “and except with respect to the Pending Arbitration”.

iii.	Section 7.1 of the Credit Agreement is hereby amended by adding the following new clause (f) at the end of such section:

(f) As soon as possible, provide notice to the Administrative Agent of any non-public material developments in any Pending Matter.

iv.	Section 9.1(f) of the Credit Agreement is hereby amended by adding immediately after the words “exclusive of” the following phrase “(i) any Pending Exposure and (ii)”.

v.	Section 9.1(g) of the Credit Agreement is hereby amended to add the following proviso at the end of such Section: “; provided, that solely for purposes of this Section 9.1(g), a Major Transaction occurring solely as a result of an event referred to in clause (F) of the definition of Major Transaction set forth in each Lender Warrant shall not be deemed to be a Change in Control”.

vi.	Section 9.1 of the Credit Agreement is hereby further amended by adding the following new clause (m) at the end of such section:

(m) Pending Exposure. As of any date, the Pending Exposure exceeds $3,000,000.

b.                   Effective as of the date hereof:

i.	Schedule 1 of each Lender Warrant is hereby amended by deleting the text set forth opposite the caption “Volatility” in said Schedule 1 and inserting “200%” in its place (such that the volatility input used for purposes of determining the Black Scholes Value (as defined in each Lender Warrant) shall be 200%);

ii.	the definition of “Major Transaction” in Section 7 of each Lender Warrant is hereby amended by deleting clause “(F)” of such definition, and renaming clause “(G)” of such definition clause “(F)”;

iii.	the Warrant Purchase Agreement is hereby amended to delete the covenants of the Borrower set forth in Section 5.4(a) of the Warrant Purchase Agreement in its entirety (with the remaining subsections of Section 5.4 renumbered accordingly).

Promptly following the date hereof, the Borrower shall deliver to each Lender (at the address for delivery designated by such Lender) in replacement of its Lender Warrant a new Lender Warrant that gives effect to the foregoing amendment. As promptly as reasonably practicable thereafter, such Lender shall deliver the Lender Warrant currently held by such Lender to the Borrower for cancellation. For the avoidance of doubt, (a) the amendment to the Lender Warrants set forth herein shall not be conditioned upon, or be subject to, the delivery of any such amended Lender Warrant by the Borrower or delivery of an existing Lender Warrant by either Lender and (b) the cancellation of each existing Lender Warrant shall be deemed to occur immediately upon delivery of a new Lender Warrant as provided herein notwithstanding any failure of any Lender to deliver such existing Lender Warrant to Borrower.

The parties hereto acknowledge and agree, on and after the Third Amendment Effective Date, that none of the Existing Biotronik Agreements have constituted, or shall constitute, a “Material Agreement” under and as defined in the Credit Agreement.

4.                   Conditions. The effectiveness of the waiver of the Specified Defaults set forth in Section 2 hereof is subject to the satisfaction (or waiver) of the following conditions precedent:

(a)             this Amendment shall have been executed and delivered by the Borrower and the Lenders constituting Required Lenders, and acknowledged by the Administrative Agent;

(b)             the Borrower shall have paid to the Lenders party hereto, for their respective ratable accounts, a consent fee (the “Third Amendment Consent Fee”) equal to $100,000 in the aggregate, in U.S. dollars and in immediately available funds, which Third Amendment Consent Fee shall be fully earned, due and payable in its entirety on the Third Amendment Effective Date in U.S. dollars;

(c)             the Borrower shall have paid any other outstanding fees and expenses owing to Administrative Agent and the Lenders, including legal fees and expenses of legal counsel, in each case, to the extent required to be reimbursed pursuant to Section 10.4(b) of the Credit Agreement, including, for the avoidance of doubt, legal fees incurred by the Lenders and their Affiliates in connection with the negotiation, execution and delivery of this Amendment; and

(d)             the representations and warranties in Section 4 hereof shall be true and correct in all material respects (except with respect to any representation or warranty qualified by materiality or Material Adverse Effect, which representation or warranty shall be true and correct in all respects) as of the date hereof; provided, however that those representations and warranties expressly referring to a specific date shall be true and correct in all material respects (except with respect to any representation or warranty qualified by materiality or Material Adverse Effect, which representation or warranty shall be true and correct in all respects) as of such date.

5.                   Representations and Warranties. The Borrower hereby represents and warrants to each Lender as follows:

(a)                the Borrower has duly executed this Amendment, and the execution, delivery and performance by the Borrower of this Amendment is within its corporate powers, have been duly authorized by all necessary corporate or organizational action, and do not contravene the Borrower’s Organic Documents, any court decree or order binding on or affecting it or any Law or regulation binding on or affecting it or this Amendment or the Credit Agreement (as amended hereby);

(b)                each of this Amendment, the Credit Agreement (as amended hereby) and the Lender Warrants (as amended hereby) constitutes the legal, valid and binding obligations of the Borrower, enforceable against it in accordance with their respective terms (except, in any case, as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar Laws affecting creditors’ rights generally and by principles of equity);

(c)                the representations and warranties of the Borrower set forth in the Credit Agreement (as amended hereby) are, in each case, true and correct in all material respects (except with respect to any representation or warranty qualified by materiality or Material Adverse Effect, which representation or warranty is true and correct in all respects) as of the date hereof; provided, however that those representations and warranties expressly referring to a specific date are true and correct in all material respects (except with respect to any representation or warranty qualified by materiality or Material Adverse Effect, which representation or warranty is true and correct in all respects) as of such date;

(d)                after giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing;

(e)                the execution, delivery and performance by the Borrower of this Amendment, the Credit Agreement (as amended hereby) and each Lender Warrant (as amended hereby) will not result in a default under any material contract, agreement, or instrument binding on or affecting the Borrower or any Subsidiary; and

(f)                 except as required by Section 10, no authorization, approval, clearance or other action by, and no notice to or filing with, any Governmental Authority or other Person is required for the due execution, delivery or performance by the Borrower or any Subsidiary of this Amendment or any Credit Document to which it is a party.

(g)                all corporate action on the part of the Company, its directors and its stockholders necessary for the issuance and delivery of the equity securities issuable upon exercise of, or otherwise pursuant to, the Lender Warrants, as amended hereby (the “Exercise Shares” and, together with the Lender Warrants, as amended hereby, the “Securities”)), without regard to the Beneficial Ownership Limitation (as defined in the Lender Warrants) or any other limitations on exercise therein or elsewhere, has been taken. The Exercise Shares, when issued in compliance with the provisions of the Lender Warrants (as amended hereby) will be duly authorized, validly issued, fully paid and non-assessable and free of any liens or encumbrances and issued in compliance with all applicable federal and securities laws, and will not be issued in violation of, or subject to, any preemptive rights (or similar rights to subscribe for or acquire any securities) of any Person. Assuming full exercise of the Lender Warrants (as amended hereby), the Lender Warrants (as amended hereby) do not and will not: (A) require approval from, or notification to, any Governmental Authority (except for (x) approvals that may be required upon exercise of the Lender Warrants under any applicable antitrust Laws and all other applicable Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition); (B) obligate the Company to offer to issue, or issue, shares of Common Stock or other securities to any Person (other than the holders of the Lender Warrants); or (C) result in a right of any holder of the

Company’s securities to adjust the exercise, conversion, exchange or reset price under, and will not result in any other adjustments (automatic or otherwise) under, any securities of the Company; and

(h)                For purposes of Rule 144 under the Securities Act and subsection (d)(3)(ii) thereof, it is intended, understood and acknowledged that (i) the Exercise Shares issuable upon any exercise of each Lender Warrant pursuant to a Cashless Exercise (as defined in the Lender Warrants) and (ii) each Lender Warrant shall be deemed to have been acquired, and the holding period thereof shall be deemed to have commenced, on the Original Issue Date (as defined in the Lender Warrants).. The Borrower is not, and never has been, a “shell company” (as defined in Rule 12b-2 under the Exchange Act) and is not an issuer of a type identified in, or subject to, Rule 144(i)(1) under the Securities Act. The Company represents, warrants, covenants and agrees that (i) the Exercise Shares constitute “Registrable Securities” within the meaning of the Registration Rights Agreement, (ii) the Exercise Shares have been registered for resale by the Lenders pursuant to a Registration Statement on Form S-3 (File No. 333-266804) declared effective by the SEC on August 19, 2022 (the “Resale S-3”) and (iii) as of the date hereof (after giving effect to the amendments contemplated by this Amendment), the Resale S-3 shall be effective and available for the resale of the Exercise Shares by the Lenders.

6.                   Reaffirmation. The Borrower as debtor, grantor, pledgor, guarantor, assignor, or in other any other similar capacity in which the Borrower grants liens or security interests in its property or otherwise acts as accommodation party or guarantor, as the case may be, hereby (i) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under each of the Loan Documents to which it is a party (after giving effect hereto) and, (ii) to the extent the Borrower granted Liens on or security interests in any of its property pursuant to any such Loan Document as security for the Obligations of the Borrower under or with respect to the Loan Documents, ratifies and reaffirms such guarantee and grant of security interests and Liens and confirms and agrees that such security interests and liens hereafter secure all of the Obligations as amended hereby. The Borrower consents to this Amendment and acknowledges that the Credit Agreement, as amended by this Amendment, and each of the other Loan Documents, as amended hereby, remains in full force and effect and is hereby ratified and reaffirmed. The execution of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or Lenders, constitute a waiver of any provision of any of the Loan Documents (except as expressly provided in Section 2) or serve to effect a novation of the Obligations.

7.                   References to Credit Agreement. From and after the date hereof, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import, and each reference to the Credit Agreement in any other Loan Document shall be deemed a reference to the Credit Agreement as modified hereby, and this Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.

8.                   Counterparts; Electronic Signatures. This Amendment may be executed by the parties hereto in several counterparts, each of which shall be an original and all of which shall constitute together but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by email (in “pdf,” “tiff” or similar format) or telecopy shall be effective as delivery of a manually executed counterpart of this Amendment. The words “execute,” “execution,” “signed,” “signature” and words of like import herein or in any amendment or other modification hereof (including waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

9.                   Severability. The illegality or unenforceability of any provision of this Amendment or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Amendment or any instrument or agreement required hereunder.

10.               Governing Law. THIS AMENDMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK) WITHOUT REGARD TO ANY CHOICE OR CONFLICT OF LAWS PROVISIONS OR RULES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION.

11.               Disclosure. At or prior to 8:00 a.m. on the first Business Day following the date hereof, the Borrower shall file with the SEC a Form 8-K in substantially the form of the Current Report on Form 8-K last provided to the Lenders and their counsel prior to the execution and delivery of this Amendment in advance of such filing, which shall describe the transactions contemplated by this Amendment and include as an Exhibit to such Form 8-K this Amendment (including the schedules and exhibits hereto). For the avoidance of doubt, the Borrower’s obligations under this Section 10 shall not be deemed to limit or otherwise modify the Borrower’s obligations under Section 7.14 of the Facility Agreement.

12.               General Release. In consideration of, among other things, the Lenders’ execution and delivery of this Amendment, Borrower, on behalf of itself and its agents, representatives, officers, directors, advisors, employees, subsidiaries, affiliates, successors and assigns (collectively, “Releasors”), hereby waives, releases and discharges, to the fullest extent permitted by law, each Releasee from any and all claims (including, without limitation, crossclaims, counterclaims, rights of set-off and recoupment), actions, causes of action, suits, debts, accounts, interests, liens, promises, warranties, damages and consequential damages, demands, agreements, bonds, bills, specialties, covenants, controversies, variances, trespasses, judgments, executions, costs, expenses or claims whatsoever, that such Releasor now has or hereafter may have, of whatsoever nature and kind, whether known or unknown, whether now existing or hereafter arising, whether arising at law or in equity (collectively, the “Claims”), against Administrative Agent or any or all Lenders in any capacity and each of their respective affiliates, subsidiaries, shareholders and “controlling persons” (within the meaning of the federal securities laws), and their respective successors and assigns and each and all of the officers, directors, employees, agents, attorneys, advisors and other representatives of each of the foregoing (collectively, the “Releasees”), based in whole or in part on facts, whether or not now known, existing on or before the Third Amendment Effective Date, that relate to, arise out of or otherwise are in connection with any or all of the Loan Documents or transactions contemplated thereby or any actions or omissions in connection therewith through the date of this Amendment. The receipt by Borrower of any Loans or other financial accommodations made by any Lender after the date hereof shall constitute a ratification, adoption, and confirmation by such party of the foregoing general release of all Claims against the Releasees that are based in whole or in part on facts, whether or not now known or unknown, existing on or prior to the date of receipt of any such Loans or other financial accommodations. In entering into this Amendment, Borrower consulted with, and has been represented by, legal counsel and expressly disclaims any reliance on any representations, acts or omissions by any of the Releasees and hereby agrees and acknowledges that the validity and effectiveness of the releases set forth above do not depend in any way on any such representations, acts and/or omissions or the accuracy, completeness or validity thereof. The provisions of this Section shall survive the termination of this Amendment, the Credit Agreement and the other Loan Documents and payment in full of the Obligations. Borrower hereby agrees that it shall be obligated to indemnify and hold the Releasees harmless with respect to any and all liabilities, obligations, losses, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever incurred by the Releasees, or any of them, whether direct, indirect or consequential, as a result of or arising from or relating to any proceeding by or on behalf of any Person, including, without limitation, the respective officers, directors, agents, trustees, creditors, partners or shareholders of Borrower or any of its Subsidiaries, whether threatened or initiated, in respect of any claim for legal or equitable remedy under any statute, regulation or common law principle arising from or in connection with the negotiation, preparation, execution, delivery, performance, administration and enforcement of the Credit Agreement, the other Loan Documents, this Amendment or any other document executed and/or delivered in connection herewith or therewith prior to the date of this Amendment; provided, that Borrower shall have no obligation to indemnify or hold harmless any Releasee hereunder with respect to liabilities to the extent they result from the gross negligence or willful misconduct of that Releasee as determined by a final non-appealable order of a court of competent jurisdiction. If and to the extent that the foregoing undertaking may be unenforceable for any reason, Borrower agrees to make the maximum contribution to the payment and satisfaction thereof that is permissible under Applicable Law.

13.        Agent Authorization. Each of the Lenders hereby authorizes and directs the Administrative Agent to execute and deliver this Amendment.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

ACUTUS MEDICAL, INC., as the Borrower

By:	/s/ Takeo Mukai
	Name:	Takeo Mukai
	Title:	Chief Financial Officer

[Signature Page to Waiver and Amendment No. 3 to Amended and Restated Credit Agreement and Amendment to Lender Warrants and Warrant Purchase Agreement]

Deerfield partners, l.p.

By: Deerfield Mgmt, L.P., its General Partner By: J.E. Flynn Capital, LLC, its General Partner

By:	/s/ David Clark
	Name:	David Clark
	Title:	Authorized Signatory

Deerfield Private Design Fund III, L.P.

By: Deerfield Mgmt, L.P., its General Partner By: J.E. Flynn Capital, LLC, its General Partner

By:	/s/ David Clark
	Name:	David Clark
	Title:	Authorized Signatory

[Signature Page to Waiver and Amendment No. 3 to Amended and Restated Credit Agreement and Amendment to Lender Warrants and Warrant Purchase Agreement]

Acknowledged by:

WILMINGTON TRUST, NATIONAL ASSOCIATION, as the Administrative Agent

By:	/s/ Sydney Guerrette
	Name:	Sydney Guerrette
	Title:	Assistant Vice President

[Signature Page to Waiver and Amendment No. 3 to Amended and Restated Credit Agreement and Amendment to Lender Warrants and Warrant Purchase Agreement]

Exhibit A